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                                                                  EXHIBIT 5.2

                                December 10, 1996



Insignia Financial Group, Inc.
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina  29602

Insignia Financing I
c/o Insignia Financial Group, Inc.
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina  29602


    Re: Insignia Financial Group, Inc. and Insignia Financing I - Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and Insignia Financing I, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933 (the "Act"), of resales of: the 6 1/2% Trust Convertible Preferred Securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust issued pursuant to an amended and restated declaration of trust of the Trust, dated as of November 1, 1996, among the Company, as trust sponsor, the trustees of the Trust as named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust; the Company's 6 1/2% Convertible Subordinated Debentures due September 30, 2016 (the "Debt Securities") issued under the indenture, dated as of November 1, 1996, between the Company, as Issuer, and First Union National Bank of South Carolina, as Trustee (the "Indenture"); the Preferred Securities Guarantee Agreement, dated as of November 1, 1996, between the Company, as Guarantor, and First Union National Bank of South Carolina, as Preferred Guarantee Trustee for the benefit of the holders from time to time of the Preferred Securities (the "Guarantee"); the shares (the "Conversion Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), into which the Debt Securities are convertible; certain outstanding shares of Common Stock (the "Registrable Shares"); and the shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain outstanding warrants (the "Warrants"). The Preferred Securities, the Debt Securities, the Guarantee, the Conversion Shares, the Registrable Shares and the Warrant Shares are being registered under a registration statement of the Company and the Trust on Form S-3 (the "Registration Statement") under the Act, which is being filed herewith with the Securities and Exchange Commission.





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                   We have reviewed originals or copies certified or otherwise identified to our satisfaction of all such documents and corporate records of the Company and its subsidiaries and the Trust and such other instruments and other certificates of public officials, officers and representatives of the Company and its subsidiaries and the Trust and such other persons, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the legal capacity of natural persons, the genuineness of signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed and have assumed that certificates of public officials dated prior to the date hereof remain accurate as of the date hereof and that the Debt Securities have been duly authenticated in accordance with the terms of the Indenture. We have further assumed that all corporate and trust records or other information made available to us by the Company and the Trust, and on which we have relied, are complete in all respects.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of the Company, the Debt Securities have been duly executed and delivered by the Company and are the legal, valid, binding and enforceable obligations of the Company and entitled to the benefits of the Indenture.


                  2. The execution and delivery of the Guarantee have been duly authorized by all necessary corporate action of the Company, and the Guarantee has been duly executed and delivered by the Company and is a legal, valid, binding and enforceable agreement of the Company.

                  3. The Conversion Shares and the Warrant Shares have been duly authorized by all necessary corporate action of the Company and are validly reserved for issuance upon conversion or exercise, as the case may be, and upon issuance thereof upon such conversion of the Debt Securities in accordance with the Indenture and the terms of the Debt Securities or upon exercise and payment of the exercise price therefor in accordance with the terms of the Warrants, as the case may be, at conversion prices or exercise prices, as the case may be, at or in excess of the par value of such Conversion Shares or Warrant Shares, will be validly issued, fully paid and non-assessable.

                  4. The Registrable Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued, and are fully paid and non-assessable.







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                  5. The discussion set forth in the Prospectus under the
heading "Certain United States Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities based upon current law and the assumptions and limitations stated or referred to therein.

                  Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and such opinions are subject to the provisions of Article 9 of the certificate of incorporation of the Company regarding arrangements with creditors and applicable bankruptcy and insolvency, fraudulent conveyance, fraudulent transfer, reorganization and other similar laws relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws.

                  With respect to the opinion set forth in paragraph 5, we note that the discussion referenced therein does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, that such opinion is based on the Internal Revenue Code of 1986, as amended, and other laws and regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (which change could apply retroactively) and that we have assumed the consummation of the transactions in the manner set forth in the Offering Memorandum, dated December 29, 1996, relating to the Original Offering (as defined in the Prospectus), and in full compliance with the terms of the documents described and discussed therein.

                  The opinions expressed herein relate solely to the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction.

                  The opinion expressed herein is rendered solely for the benefit of the Company in connection with the filing of the Registration Statement. This opinion may not be used or relied upon by any other person, nor may this letter or any copy thereof be furnished to a third party, filed with a governmental agency or quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in each Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                         Very truly yours,


                                         Proskauer Rose Goetz & Mendelsohn LLP